Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549

Re: ScanSource, Inc.

Ladies and Gentlemen:

      Pursuant to General Instruction 7 to Form 3 (Initial Statement of Beneficial Ownership),
Form 4 (Statement of Changes in Beneficial Ownership) and Form 5 (Annual Statement of
Changes in Beneficial Ownership) promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, the undersigned officer of
ScanSource, Inc. (the "Company") hereby authorizes and designates John  J. Ellsworth, J.
Creighton Lynes, John S. Harvey, Stefania R Bondurant , Silvia Lewis, and Hayley T. Clark, and
each of them , to execute and file with the Commission on the undersigned's behalf any and all statements on Form 3, Form 4 or Form 5 relating to the undersigned's beneficial ownership of securities of the Company as required by Section 16(a) of the Securities Exchange Act of 1934
and the rules of the Commission promulgated thereunder. This authorization and designation shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Securities Exchange Act of 1934.

Effective as of the second day of May, 2014.

      /s/Peter C. Browning
      Peter C. Browning